Exhibit 99

AGREEMENT RELATING TO FILING OF

JOINT STATEMENT PURSUANT TO

RULE 13d-1(k) UNDER

THE SECURITIES EXCHANGE ACT OF 1934

The Undersigned agree that this Amendment No. 16 to the Statement of Schedule 13G/A to which this Agreement is attached is filed on behalf of each of them.

Date: February 8, 2018	By:	/s/ Michael L. Middleton
Michael L. Middleton

	By:	/s/ Sara Middleton
Sara Middleton